UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):       June 1, 2009

ThermoEnergy Corporation
(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

33-46104-FW	71-00659511
(Commission File Number)	(IRS Employer Identification No.)

124 West Capitol Avenue, Suite 880, Little Rock, Arkansas	72201
(Address of principal executive offices)	(Zip Code)

(501) 376-6477

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  --          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 2, 2009, we received from FINRA (the Financial Industry Regulatory Authority) a Notice of Decision determining, pursuant to Rule 6530(e), that our securities are not eligible for continued quotation on the over-the-counter bulletin board (the “OTCBB”) as a result of our failure to file a complete annual report or quarterly report by the due date three times in the last twenty-four months.  Our common stock continues to trade on “pink slips” and current bid and ask quotations remain available.

Item 5.02.                                Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On June 1, 2009,  Martin A. Roenigk resigned as a member of our Board of Directors.

Item 8.01.                          Other Events.

We expect continuing delays in the filing of our Annual Report on Form 10-K for the year ended December 31, 2008 and our Quarterly Report on Form 10-Q for the period ended March 31, 2009 due to ongoing difficulties in obtaining information necessary to complete such reports.  We also expect that, when filed, the financial statements included in such reports will reflect a material liability for unremitted employee payroll taxes relating to our Little Rock, Arkansas operations and estimated penalties and interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ThermoEnergy Corporation (Registrant)

Date: June 5, 2009	By:	/s/ Dennis C. Cossey
Name: Dennis C. Cossey
Title: Chairman and Chief Executive Officer

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